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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of PMC Commercial Trust on Form S-3 (File No. 333-24767) of our report dated February 19, 1998, on our audits of the consolidated financial statements of PMC Commercial Trust as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which report is included in this Annual Report on Form 10-K.


                                                        Coopers & Lybrand L.L.P.


Dallas, Texas
March 26, 1998